CARRIAGE SERVICES, INC. INSIDER TRADING & ANTI-HEDGING POLICY (Revised and Effective February 19, 2025) Page 1 of 11 Insider Trading and Anti-Hedging Policy Effective February 19, 2025 This Insider Trading & Anti-Hedging Policy (the “Policy”) sets forth the general standards for all members of the Board of Directors (the “Board”), officers, consultants and employees of Carriage Services, Inc. and its subsidiaries (collectively, "Carriage" or the “Company”) with respect to engaging in transactions in Carriage securities and securities of other related companies or other publicly traded companies. In addition, this Policy imposes additional compliance procedures upon members of the Board, officers, consultants and employees who have been notified by Carriage’s Insider Trading Review Team (as defined below). The General Counsel (and in his absence, Carriage’s Assistant General Counsel or Legal Counsel) will administer the Policy in cooperation with the Company’s Chief Financial Officer and Chief Accounting Officer. Any questions regarding this Policy should be directed to Carriage’s General Counsel, Assistant General Counsel, Legal Counsel, or anyone acting in these functions (collectively the “Insider Trading Review Team”). Applicability This Policy is applicable to all members of the Board, officers, consultants and employees of Carriage. General Policy No member of the Board, officer, consultant or employee of Carriage who is aware of Material Non-public Information or “MNPI” (as defined below) regarding Carriage may, directly or through a Related Person, (a) purchase or sell Carriage securities or exercise options for the purpose of holding or selling Carriage securities, (b) engage in any other action to take advantage of that information or (c) provide that information to others outside Carriage, including family and friends. In addition, this Policy is applicable to all MNPI relating to any other related company, or any other company, with publicly-traded securities obtained in the course of employment by or in association with Carriage. If you are aware of MNPI, you must forego a transaction in Carriage securities or the securities of another company even though:

CARRIAGE SERVICES, INC. INSIDER TRADING & ANTI-HEDGING POLICY (Revised and Effective February 19, 2025) Page 2 of 11 Insider Trading and Anti-Hedging Policy Effective February 19, 2025 • You planned the transaction before learning of the MNPI, • You may lose money or a potential profit by not completing the transaction, and/or • The transaction may be necessary or seem justifiable for independent reasons (including a need to raise money for a personal financial reason). Remember that anyone scrutinizing your transactions will be doing so after the fact, with the benefit of hindsight. As a result, before engaging in any transaction, you should carefully consider how your transaction may be construed by enforcement authorities and others in hindsight. Additionally, you must safeguard Carriage information by taking the following measures: • Do not provide any MNPI to any third parties outside of Carriage unless you have been specifically authorized to do so. • Do not discuss any MNPI with the press or analysts unless you have been specifically authorized to do so. • Do not participate in any online forums or chat rooms in which Carriage is discussed. Definitions Material Non-public Information or “MNPI” Material Information - Information should be regarded as material if there is a reasonable likelihood that it would be considered important to an investor in making an investment decision regarding the purchase or sale of a security or where the information is likely to have a significant effect on the market price of the security. Either positive OR negative information may be material. Possible material information includes, but is not limited to: • Earnings information and quarterly results; • Guidance on earnings estimates; • Mergers, acquisitions, tender offers, joint ventures or changes in assets;

CARRIAGE SERVICES, INC. INSIDER TRADING & ANTI-HEDGING POLICY (Revised and Effective February 19, 2025) Page 3 of 11 Insider Trading and Anti-Hedging Policy Effective February 19, 2025 • New material products, contracts with suppliers, or developments regarding customers or suppliers (e.g., the acquisition or loss of a contract); • Changes in auditor or auditor notification that a company may no longer rely on an audit report; • Events regarding Carriage’s securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to rights of security holders, public or private sales of additional securities, or information related to any additional funding); • Bankruptcies or receiverships; • Material approvals or changes in regulations; • Significant exposure due to actual or threatened litigation; or • Changes in senior management. It can sometimes be difficult to know whether or not information would be considered material. When doubt exists, the information should be presumed to be material. If you are unsure whether information of which you are aware is material, you should consult with the Insider Trading Review Team. Non-public Information - Non-public information, whether or not material, is information that has not been made available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to the public, such as to the wire services through a press release or through a filing with the Securities and Exchange Commission (the “SEC”), and a sufficient period of time must have elapsed to allow the information to be fully disclosed to the general public. As a general rule, information will be considered fully disclosed to the general public if the information has been widely disseminated before trading begins on a trading day (every day that the New York Stock Exchange (the “NYSE”) is open for trading - generally, every day of the year other than Saturdays, Sundays, and federal holidays) for a period of one full trading day (the six and a half hour period from 9:30 am EST to 4 pm EST during which the NYSE is open for trading).

CARRIAGE SERVICES, INC. INSIDER TRADING & ANTI-HEDGING POLICY (Revised and Effective February 19, 2025) Page 4 of 11 Insider Trading and Anti-Hedging Policy Effective February 19, 2025 For example, if an announcement is made at 3:30 pm central standard time on a Wednesday (i.e., after the close of Wednesday’s trading day), you may transact Carriage securities starting on Friday, which is the trading day that follows the elapse of one trading day (Thursday). See also Trading Windows page 7. By way of additional example, if an announcement is made before the commencement of trading on a Thursday, you may transact Carriage securities starting on Friday, which is the trading day that follows the elapse of one trading day (Thursday). See also Trading Windows page 7. Related Person - A Related Person includes your spouse, minor children, and anyone else living in your household, partnerships in which you are a general partner, trusts of which you are a trustee or beneficiary, and estates of which you are an executor or beneficiary. Specific Policies Applicable to All Employees, Officers, Consultants and Members of the Board Confidentiality - Unauthorized disclosure of MNPI could create serious problems for Carriage, whether or not the information was disclosed for the purpose of conducting improper transactions in Carriage securities. You should not discuss MNPI with anyone outside Carriage, including through the use of e-mail or the internet (including on-line bulletin boards and chat rooms), except as required in the performance of your regular job duties; provided, however, that nothing in this Policy shall prohibit you from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the SEC. Prohibited Transactions in Carriage Securities - While you are aware of MNPI, neither you nor any Related Person may transact in Carriage securities. This includes a prohibition on: • Placing a purchase or sell order or recommending that another person place a purchase or sell order in Carriage securities; • Stock option exercises; and • Elections to participate in a plan or allocate contributions to a plan containing Carriage stock funds, such as Carriage’s 401(k) Savings Plan and/or Employee Stock

CARRIAGE SERVICES, INC. INSIDER TRADING & ANTI-HEDGING POLICY (Revised and Effective February 19, 2025) Page 5 of 11 Insider Trading and Anti-Hedging Policy Effective February 19, 2025 Purchase Plan, and changes in those contribution elections and intra-plan transfers into and out of plans containing Carriage stock funds. The only exceptions to the Policy are as follows: • Automatic payroll deductions, pursuant to a contribution election made when you were not aware of MNPI, to purchase Carriage common stock under Carriage’s Employee Stock Purchase Plan; • Award payouts by Carriage to you under any equity-based compensation plans; • The purchase of Carriage common stock in accordance with the Plan provisions of Carriage’s Employee Stock Purchase Plan; • Automatic reinvestment of dividends, pursuant to an election made when you were not aware of MNPI, under the Dividend Reinvestment Plan; • Any purchase or sale of Carriage securities made pursuant to an agreement or plan that complies with SEC Rule 10b5-1, as more fully described below; • For non-Section 16 Persons (as that term is defined below), if any part of the last three months before the deadline to exercise an option occurs during a Black-Out Period, then you may exercise an option for cash or through a net share settlement; provided, however, that you may not exercise an option if you are aware of or in possession of any MNPI that Carriage is not at such time aware of or in possession of. For the avoidance of doubt, this Policy does apply, however, to (i) any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option, or (ii) the resale while in possession of MNPI of any shares received as the result of exercising an option; • The exercise of tax withholding rights pursuant to which you elect to have Carriage withhold shares to satisfy tax withholding requirements; • Any transaction specifically approved in writing in advance by the Insider Trading Review Team; and

CARRIAGE SERVICES, INC. INSIDER TRADING & ANTI-HEDGING POLICY (Revised and Effective February 19, 2025) Page 6 of 11 Insider Trading and Anti-Hedging Policy Effective February 19, 2025 • Bona fide gifts of Carriage securities having an aggregate market value of up to $50,000 during any Black-Out Period by members of the Board, officers, consultants and employees of Carriage unless (a) the person making the gift (the donor) has reason to believe, or a reasonable person would have reason to believe, that the recipient (the donee) intends to sell the securities while the donor is aware of MNPI or (B) the donor is subject to trading restrictions and prohibited from trading in Carriage securities during a certain period (e.g., the black-out periods discussed below) and the donee plans to sell the securities during such period. “Market value” for purposes of this Policy will be computed based on the closing sales price of Carriage’s common stock on the NYSE as of the date of the gift. Whether a gift is truly bona fide will depend on the circumstances surrounding each gift. The more unrelated the donee is to the donor, the more likely the gift would be considered “bona fide” and not a “transaction.” For example, gifts to charities, churches and service organizations would clearly not be “transactions.” On the other hand, gifts to dependent children or a family trust followed by a sale of the “gift” securities in close proximity to the time of the gift may imply some economic benefit to the donor and, therefore, make the gift non-bona fide. Rule 10b5-1 Plans A Section 16 Person’s (as defined below) trades may be exempt from this Policy if made under a properly pre-established and maintained written trading plan, known as a “Rule 10b5-1 plan.” If the Rule 10b5-1 plan meets all of the requirements for such a plan, and the purchases or sales of Carriage securities are actually made in accordance with the terms and conditions of the plan, the trades will not be deemed to have been made “on the basis of” MNPI, even if the Section 16 Person who established the plan is actually aware of MNPI at the time of execution of the transactions provided for by the plan. A properly designed Rule 10b5-1 plan must meet the following requirements: • At the time the plan was entered into or adopted, the Section 16 Person was unaware of MNPI concerning the Company;

CARRIAGE SERVICES, INC. INSIDER TRADING & ANTI-HEDGING POLICY (Revised and Effective February 19, 2025) Page 7 of 11 Insider Trading and Anti-Hedging Policy Effective February 19, 2025 • The plan specifies the number (or dollar value) of Carriage securities to be purchased or sold, the price (which may be a fixed price, market price or minimum/maximum price) at which the shares are to be traded, and the date of the trade, or provides a written formula or algorithm for determining the timing, amount and price of the trade (or the plan can give a third party such as a designated broker the exclusive right to determine the timing, amount and price of the trade); • The plan does not permit the Section 16 Person to exercise any subsequent influence over how, when, or whether to effect purchases or sales; provided, however, that if a third party (such as a broker) is designated under the terms of the plan to determine the timing, amount and price of trades, the third party must not have been aware of the MNPI about Carriage or Carriage securities when it makes its trading decisions; and • The plan must be entered into in good faith and not as part of a scheme to evade insider trading prohibitions and include a representation in the plan certifying at the time of adoption or modification that the Section 16 is (i) not aware of any MNPI; and (ii) adopting the plan in in good faith and not as part of a scheme to evade Rule 10b5-1. Any new Rule 10b5-1 plan, or amendment or termination of an existing Rule 10b5-1 plan, must be reviewed and approved in advance by the Insider Trading Review Team; provided, however, that trades occurring under an approved Rule 10b5-1 plan do not require pre-clearance. Speculative Transaction Prohibitions You and your Related Persons may NOT, AT ANY TIME, buy or sell warrants, puts or calls, options, forward transactions or other derivative securities or instruments on Carriage securities. Short-Term Trading

CARRIAGE SERVICES, INC. INSIDER TRADING & ANTI-HEDGING POLICY (Revised and Effective February 19, 2025) Page 8 of 11 Insider Trading and Anti-Hedging Policy Effective February 19, 2025 Short-term trading of Carriage securities, or making or trying to make short swing profits from the trading of Carriage securities, may be distracting to the person and may unduly focus the person on Carriage’s short-term stock market performance instead of Carriage’s long-term business objectives. For these reasons, if you or your Related Persons purchase Carriage securities in the open market, you and your Related Persons may not sell any Carriage securities of the same class during the six months following the purchase (or vice versa). Carriage reserves the right to request brokerage account statements to assure compliance with this and other provisions of this Policy. Anti-Hedging Neither you nor your Related Persons may purchase or enter into any financial instrument (such as prepaid variable forward contracts, equity swaps, collars or exchange funds) or otherwise engage in any transactions that hedge or offset any decrease in the market value or limit your ability to profit from an increase in the market value of Carriage securities. Transacting in Securities of Other Companies Neither you nor any Related Person may place purchase or sell orders or communicate or recommend that another person place a purchase or sell order in the securities of another company if you become aware of MNPI about the other company in the course of your employment by or affiliation with Carriage until such information becomes available to the general public. Tipping You and your Related Persons are prohibited from disclosing (tipping) MNPI to any other person (including family members) where that information may be used by that person for his or her profit by transacting in the securities of companies (including Carriage) to which the information relates. Also, you and your Related Persons may not make recommendations or express opinions concerning transactions in Carriage’s (or any other company's) securities on the basis of MNPI. Black-Out Periods

CARRIAGE SERVICES, INC. INSIDER TRADING & ANTI-HEDGING POLICY (Revised and Effective February 19, 2025) Page 9 of 11 Insider Trading and Anti-Hedging Policy Effective February 19, 2025 The General Counsel, in consultation with the Chief Financial Officer and Chief Accounting Officer, has the authority, when he or she deems it necessary or advisable because of developments known to Carriage and not yet disclosed to the public or for other reasons, to prohibit members of the Board, officers, consultants and any employees from transacting in Carriage securities (a “Black-Out Period”). The Insider Trading Review Team, the Chief Financial Officer or the Chief Accounting Officer will notify you by email of such a prohibition, and the Black-Out Period shall continue for as long as the email specifies. In the event of a Black-Out Period, affected persons may not engage in any transaction involving the purchase or sale of Carriage securities during the Black-Out Period and may not disclose to others the fact of their transaction suspension. If a Black-Out Period is imposed on you, you and your Related Persons may NOT execute transactions, even if the Trading Window (as described below) is then otherwise open for other employees. Additional Restrictions and Requirements for Members of the Board, Officers, and Certain Other Employees Trading Window and Black-Out Periods The following restrictions and requirements apply to: • Section 16 Persons (defined below) and their respective Related Persons; • Other Officers, including Regional Partners; and • Employees in the Houston Support Office, Directors of Operations, Directors of Sales Support and any employees of Carriage who have been separately notified that these provisions apply to them. Annually or when other significant events occur, these employees will be reviewed, and individuals will be added or removed from coverage as necessary. You will be notified if there is any change in your status. For purposes of this Policy, “Section 16 Persons” means all members of the Board and those executive officers designated by the Board as Section 16 Officers for purposes of SEC requirements under Section 16 of the Securities Exchange Act of 1934, as amended.

CARRIAGE SERVICES, INC. INSIDER TRADING & ANTI-HEDGING POLICY (Revised and Effective February 19, 2025) Page 10 of 11 Insider Trading and Anti-Hedging Policy Effective February 19, 2025 In addition to any Black-Out Periods identified as referenced above, Carriage has created four Black-Out Periods for the individuals identified by this Section. These individuals, and any Related persons thereto, may not trade in Carriage securities beginning on the first day of each quarter (January 1, April 1, July 1, October 1) and continuing through the close of business on the first full trading day (the six and a half hour period from 9:30 am EST to 4 pm EST during which the NYSE is open for trading) following the later of (a) Carriage issuing an earnings release or (b) Carriage making a related SEC filing announcing quarterly (10-Q) or annual (10-K) earnings. All other days, so long as not designated as Black-Out Periods by the Insider Trading Review Team, the Chief Financial Officer or the Chief Accounting Officer, are open for trading (“Trading Window”). However, please note that Carriage reserves the right to close trading during the Trading Window as circumstances may warrant. All members of the Section 16 Persons, Other Officers and Employees of the Houston Support Office of Carriage and each other employee identified by the Insider Trading Review Team may not transact in Carriage’s securities during a Black-Out Period unless the transaction qualifies as an exception to the Policy. You should know, however, that even during the Trading Window, if you have knowledge of MNPI concerning Carriage, you may not transact in Carriage securities for one full trading day after such information has been widely disseminated as set forth on Page 3 above and in the examples on Page 4 above. Transacting in Carriage securities during the Trading Window should not be considered a "safe harbor," and you should use good judgment at all times. Pre-Clearance of Transactions and Post-Transaction Notification The following standards apply only to: • Section 16 Persons. Pre-Clearance of Transactions - Section 16 Persons may only transact in Carriage securities when the Trading Window is open (and assuming a Black-Out Period has not been imposed and they are not otherwise aware of MNPI), and then only with the prior approval of Carriage’s Insider Trading Review Team. Normally, the General Counsel, or in his absence the Insider Trading Review Team, will approve, as consistent with this Policy, any transaction that complies with this Policy and applicable securities law and that occurs during an open Trading Window.

CARRIAGE SERVICES, INC. INSIDER TRADING & ANTI-HEDGING POLICY (Revised and Effective February 19, 2025) Page 11 of 11 Insider Trading and Anti-Hedging Policy Effective February 19, 2025 If at any time you are unsure as to whether you possess MNPI, you should pre-clear transactions you intend to make with the Insider Trading Review Team. Post-Transaction Notification - Section 16 Persons must report each transaction in securities of Carriage to the Insider Trading Review Team, Carriage’s Chief Accounting Officer, Controller, or Assistant Controller or their designee(s) immediately after the trade, as transactions must be reported to the SEC within two business days of the trade date. Violations of this Policy Carriage expects strict compliance by all persons subject to this Policy, and appropriate judgment should be exercised in connection with any transactions in Carriage securities. The penalties for insider trading, in addition to the negative impact on Carriage’s reputation and business success, can be quite severe. Insiders or their "tippees" may be subject to civil penalties of up to three times the profit gained or loss avoided, criminal fines, and jail time. Large penalties have been imposed on insiders who tipped information, even when the insider did not profit financially from the transactions. If you violate this Policy, you will also be subject to disciplinary action by Carriage, which may include ineligibility for future participation in Carriage’s equity-based compensation plans or termination of employment.